UGI Utilities, Inc.

$ 108,000,000 6.375% Senior Notes due 2013

Underwriting Agreement

New York, New York

September 24, 2008

WACHOVIA CAPITAL MARKETS, LLC

One Wachovia Center

301	South College Street

Charlotte, NC 28288

CITIGROUP GLOBAL MARKETS INC.

388/390 Greenwich Street

New York, NY 10013

CREDIT SUISSE SECURITIES (USA) LLC

11	Madison Avenue

New York, NY 10010

As Representatives of the
Several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

UGI Utilities, Inc., a Pennsylvania corporation (the “Issuer”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (each, a “Representative,” and collectively, the “Representatives”) are acting as representatives, $108,000,000 aggregate principal amount of its 6.375% Senior Notes due 2013 (the “Securities”), to be issued under an indenture, dated as of August 1, 1993 (the “Base Indenture”), between the Issuer and U.S. Bank National Association, successor trustee to Wachovia Bank, National Association (formerly First Union Bank, and, prior to that, First Fidelity Bank, National Association), as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture dated as of October 1, 2008 (the “Supplemental Indenture,” together with the Base Indenture, the “Indenture”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriters, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires.

Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Final Prospectus (each as defined below) shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934 (the “Exchange Act”) after the Applicable Time or the issue date of the Preliminary Prospectus or the Final Prospectus, as the case may be, which will be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.

1. Representations and Warranties. The Issuer represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) A registration statement (No. 333-150719), including a base prospectus (the “Base Prospectus”), relating to the Securities has been filed with the Securities and Exchange Commission (the “Commission”) and has been declared effective by the Commission. The “Registration Statement” as of any time means such registration statement in the form then filed with the Commission, including any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B (“Rule 430B”) under the Securities Act of 1933 (the “Act”). “Registration Statement” without reference to a time means the Registration Statement as of the Effective Date. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. The Issuer meets the requirements for use of the Form S-3 under the Act. The Issuer has filed with the Commission, pursuant to Rule 424(b) under the Act (“Rule 424(b)”), a preliminary prospectus supplement relating to the Securities, (together with the Base Prospectus, and including any documents incorporated by reference therein, the “Preliminary Prospectus”), dated September 24, 2008, which has previously been furnished to you. The Issuer will file with the Commission in accordance with Rule 424(b) a final prospectus supplement (together with the Base Prospectus, and including any documents incorporated by reference therein, the “Final Prospectus”), disclosing the offering price and other final terms of the Securities and dated as of the date of this Agreement (even if finalized and filed with the Commission subsequent to the date of this Agreement). As filed, such Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond those contained in the Base Prospectus and the Preliminary Prospectus) as the Issuer has advised you, prior to the Applicable Time, will be included or made therein.

(b) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Issuer was not, and will not be, an “ineligible issuer,” as defined in Rule 405 under the Act (“Rule 405”), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer be considered an Ineligible Issuer.

(c) At each Effective Date and on the Closing Date (as defined below), such Registration Statement complied and will comply in all respects with the requirements of the Act, and the rules and regulations thereunder, and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the respective rules and regulations thereunder.

(d) On each Effective Date and at the Applicable Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of the Applicable Time, the General Disclosure Package did not, and as of its date and as of the Closing Date, the Final Prospectus did not and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Registration Statement, General Disclosure Package or the Final Prospectus based upon written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) Except as disclosed in the General Disclosure Package, as of the Applicable Time, the Issuer’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports which have been filed by the Issuer with the Commission or sent to shareholders pursuant to the Exchange Act (collectively, the “Exchange Act Reports”) did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(f) Any individual Issuer Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package and the Final Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) Each individual Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Final Prospectus. If at any time following issuance of an individual Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such individual Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, the Issuer has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such individual Issuer Free Writing Prospectus to eliminate or correct such conflict.

(h) The Issuer has been duly incorporated and is a presently subsisting corporation under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Issuer is qualified to do business as a foreign corporation in good standing in such other jurisdictions where the nature of its properties or conduct of its business requires such qualification, other than where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuer and its subsidiaries taken as a whole (“Material Adverse Effect”).

(i) UGI Penn Natural Gas, Inc. (“Penn Natural”) has been duly incorporated and is a presently subsisting corporation under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and Penn Natural is duly qualified to do business as a foreign corporation in good standing in such other jurisdictions where the nature of its properties or conduct of its business requires such qualification, other than where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of Penn Natural has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of Penn Natural owned by the Issuer, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(j) As of the Closing Date, except for Penn Natural, the Issuer does not have any subsidiary that is a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X. Upon the closing of the acquisition of PPL Gas Utilities Corporation (“PPL”) by the Issuer pursuant to the Stock Purchase Agreement (the “Stock Purchase Agreement”) between PPL Corporation and the Issuer, dated as of March 5, 2008, PPL will be a “significant subsidiary” of the issuer within the meaning of Rule 1-02 of Regulation S-X.

(k) Each of the Issuer and Penn Natural is not in violation of the provisions of its articles of incorporation or by-laws. Neither the Issuer nor any of its material subsidiaries is in breach, default or violation in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Issuer or any of its material subsidiaries is a party or by which it or any of them may be bound or to which any of the material properties or assets of the Issuer or any of its material subsidiaries is subject, except such breach, default or violation as would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of the Indenture and this Agreement do not, and the execution and issuance of each particular Security in accordance with the Indenture and the sale by the Issuer of such Security in accordance with this Agreement, will not, result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute or any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuer, (ii) any material agreement or instrument to which the Issuer or any material subsidiary of the Issuer is a party or by which the Issuer or any such subsidiary is bound or to which any of the material properties of the Issuer or any such subsidiary is subject, except such breach or violation as would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) the charter or by-laws of the Issuer, and the Issuer has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

(l) Except for the registration of the securities certificate relating to the Securities by the Pennsylvania Public Utility Commission (the “PUC”), which registration has been obtained by order of the PUC dated August 21, 2008 (the “PUC Order”), no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Issuer, except for such as will be obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws, which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect.

(m) Except as disclosed in the General Disclosure Package and the Final Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties, results of operations or prospects of the Issuer and its subsidiaries taken as a whole, and, except as disclosed in the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock.

(n) PricewaterhouseCoopers LLP, which has audited certain of the Issuer’s financial statements, is an independent registered public accounting firm as required by the Act and the rules and regulations promulgated thereunder and registered with the Public Company Accounting Oversight Board.

(o) The financial statements of the Issuer incorporated by reference in the General Disclosure Package and the Final Prospectus present fairly, in all material respects, the financial position of the Issuer and its consolidated subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package and the Final Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved except as may be stated in the notes thereto; the information set forth in the Preliminary Prospectus and the Final Prospectus under the caption “Summary Financial Information” presents fairly, in all material respects, on the basis stated in the Preliminary Prospectus and the Final Prospectus, the information included therein.

(p) The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(q) The Issuer has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15(d)-15(e) under the Exchange Act), which (i) are designed to ensure that material information required to be disclosed by the Issuer in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms; and (ii) include, without limitation, controls and procedures designed to ensure that information required to be disclosed in the reports it files or submits under the Exchange Act is accumulated and communicated to the Issuer’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

(r) There is and has been no material failure on the part of the Issuer and any of the Issuer’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(s) This Agreement has been duly authorized, executed and delivered by the Issuer.

(t) The Indenture has been duly authorized, executed and delivered by the Issuer and duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of the Issuer enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(u) The Securities have been duly authorized and, when the Securities will have been duly executed by the Issuer in accordance with the terms of the Indenture, assuming due authentication of the Securities by the Trustee, upon delivery against payment for the Securities pursuant to this Agreement, will be validly issued and delivered, will be consistent with the information in the General Disclosure Package and the Final Prospectus and will conform to the description thereof contained in the Final Prospectus and will constitute valid and binding obligations of the Issuer enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(v) Except as disclosed in the General Disclosure Package and the Final Prospectus, the Issuer possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(w) Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings against or affecting the Issuer or any of its material properties that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Issuer to perform its obligations under the Indenture or this Agreement; and no such actions, suits or proceedings are, to the Issuer’s knowledge, threatened.

(x) Except as disclosed in the General Disclosure Package and the Final Prospectus, the Issuer and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, except where the failure to have such title would not, individually or in the aggregate, have a Material Adverse Effect, in each case free from liens, encumbrances and defects except those described in the General Disclosure Package and the Final Prospectus or which are not material in amount; and except as disclosed in the General Disclosure Package and the Final Prospectus, the Issuer and its material subsidiaries occupy or hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the conduct of the business of the Issuer.

(y) Except as disclosed in the General Disclosure Package and the Final Prospectus, no labor dispute with the employees of the Issuer or any subsidiary exists or, to the knowledge of the Issuer, is imminent that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(z) Except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Issuer nor any of its subsidiaries is: in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”); owns or operates any real property contaminated with any substance that is subject to any environmental laws; is liable for any off-site disposal or contamination pursuant to any environmental laws; or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would have, individually or in the aggregate, a Material Adverse Effect; and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Issuer is not aware of any pending investigation which might lead to such a claim.

(aa) The Issuer and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Issuer, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Issuer or a subsidiary, any member of any group of organizations described in Section 414, or of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Issuer or such subsidiary is a member. No “reportable event” (as defined under ERISA) that would, individually or in the aggregate, have a Material Adverse Effect has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Issuer, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Issuer, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) that would, individually or in the aggregate, have a Material Adverse Effect. Neither the Issuer, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Issuer, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(bb) The Issuer is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Issuer is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act.

(cc) The PUC Order approving the issuance of the Securities has been duly issued and remains in full force and effect without amendment or modification and is not the subject of any appeal or other proceeding.

(dd) The order of the PUC approving of the proposed acquisition of PPL (the “Acquisition”) dated August 21, 2008 (the “Acquisition Order”) has been duly issued and remains in full force and effect without amendment or modification and, to the Issuer’s knowledge and except as disclosed in the General Disclosure Package and the Final Prospectus, is not the subject of any appeal or other proceeding that would have a Material Adverse Effect or a material adverse effect on the timely consummation of the Acquisition.

(ee) To the Issuer’s knowledge, the representations and warranties by PPL in the Stock Purchase Agreement are true and correct except for any failures to be true and correct that would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Issuer and its subsidiaries, including PPL after the completion of the Acquisition, taken as a whole.

(ff) The Issuer will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, except to the extent that any non-compliance will not have a material adverse effect on the Issuer and its subsidiaries when taken as a whole.

(gg) There are no business relationships or related-party transactions involving the Issuer or any subsidiary or any other person required to be described in the Preliminary Prospectus or the Final Prospectus that have not been described as required.

(hh) Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no persons with registration or other similar rights to have any securities of the Issuer registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(ii) The Issuer is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

The Issuer acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 7 hereof, counsel to the Issuer and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at the purchase price of 99.40% of the principal amount of the Securities, the respective principal amount of the Securities set forth opposite such Underwriter’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. The Issuer will deliver against payment of the purchase price the Securities in the form of one or more permanent global Securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Final Prospectus. Payment for the Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account specified by the Issuer at 9:00 a.m., New York time, on October 1, 2008, or at such other time not later than seven full business days thereafter as the Representatives and the Issuer determine (such date and time of delivery and payment for the Securities being herein called the “Closing Date”), against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking at the office of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022 at least 24 hours prior to the Closing Date.

4. Reserved.

5. Certain Agreements of the Issuer. The Issuer agrees with the several Underwriters that:

(a) The Issuer will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) the Base Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (which consent shall not be unreasonably withheld). If, at any time prior to the time the Representatives shall have notified the Issuer of the termination of the offering of the Securities by the Underwriters, there occurs an event or development as a result of which any information included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, when considered together with the General Disclosure Package and the Final Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, or if it is necessary at any such time to amend or supplement the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus to comply with any applicable law, the Issuer promptly will notify each Representative of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7. The first sentence of this subsection does not apply to statements in or omissions from any information included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(b) The Issuer will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuer will promptly advise the Representatives, prior to the termination of the offering of the Securities (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information relating to the offering of the Securities, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuer will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement become or be declared effective as soon as practicable.

(c) If there occurs an event or development as a result of which any document comprising part of the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Issuer will notify promptly the Representatives so that any use of such document comprising part of the General Disclosure Package may cease until it is amended or supplemented.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), any event occurs as a result of which the Final Prospectus (as it may be then supplemented) would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, including in connection with use or delivery of the Final Prospectus, the Issuer promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment to the Registration Statement or supplement to the Final Prospectus which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) The Issuer will furnish to each Representative, upon request, and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and any supplement thereto (excluding documents incorporated by reference therein), in each case as soon as available and in such quantities as the Representatives may reasonably request. The Issuers will pay the expenses of printing or other production of all documents relating to the offering.

(f) During the Prospectus Delivery Period, the Issuer shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Issuer will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the date hereof and (iii) the date of the Issuer’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(g) The Issuer will cooperate with the Representatives in connection with the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States as the Representatives designate on or prior to the date hereof and will continue such qualification in effect for so long as required for the distribution of the Securities by the Underwriters; provided, however, that the Issuer will not be required to register or qualify as a foreign corporation where it is not now so registered or qualified or to take any action that would subject it to the service of process in suits or taxation, other than as to matters and transactions relating to the offering or sale of the Securities by the Underwriters, in any jurisdiction where it is not now so subject.

(h) The Issuer consents to the use of the Registration Statement, the Preliminary Prospectus, any other documents comprising any part of the General Disclosure Package, the Final Prospectus and any amendments and supplements thereto required pursuant to Section 5(a) hereto, by the Underwriters; provided, however, that such consent is given solely in connection with the offer and sale of the Securities pursuant to and in accordance with the terms of this Agreement.

(i) During the period of two years after the Closing Date, the Issuer will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(j) The Issuer will pay for all reasonable expenses incidental to the performance of its obligations under this Agreement and the Indenture, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication and initial delivery of the Securities, the preparation and printing of, the Securities, the Preliminary Prospectus, any other documents comprising any part of the General Disclosure Package, the Final Prospectus, all amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Securities; (iii) the cost of any advertising approved in advance by the Issuer in connection with the issue of the Securities; (iv) any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions in the United States as the Representatives designate in accordance with Section 5(g) hereof and the printing of memoranda relating thereto, provided, that such expenses shall not exceed $5,000; (v) any fees charged by investment rating agencies for the rating of the Securities; and (vi) for expenses incurred in distributing the Preliminary Prospectus, any other documents comprising any part of the General Disclosure Package, each Issuer Free Writing Prospectus and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters.

It is understood that, except as otherwise provided in this Agreement, the Underwriters will pay all their own costs and expenses, including (i) the fees of their counsel, (ii) transfer taxes on any exempt resale of the Securities by them, and (iii) the transportation and other expenses incurred by the Underwriters in connection with attending or hosting meetings with or making presentations to prospective purchasers of the Securities from the Underwriters. The Issuer acknowledges that it has advised the Underwriters that it does not intend to conduct any “roadshow” or other meeting with or presentation to prospective purchasers of the Securities from the Underwriters that would result in the incurrence of any expenses referred to in clause (iii) of the preceding sentence.

(k) The Issuer will not, without the prior written consent of each Representative, from the date of this Agreement until the Closing Date, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any debt securities issued or guaranteed by the Issuer which mature more than one year after the Closing Date, which are substantially similar to the Securities and are denominated in the same currency as the Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing.

(l) The Issuer will apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the General Disclosure Package and the Final Prospectus unless the Securities are mandatorily redeemed in accordance with their terms as described in the General Disclosure Package and the Final Prospectus because the Acquisition is not completed.

(m) The Issuer will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(n) The Issuer will promptly notify each Representative, up to and including the Closing Date, of any downgrading in the rating of any debt securities of the Issuer or any known proposal to downgrade the rating of any debt securities of the Issuer by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), as soon as the Issuer learns of such downgrading, proposal to downgrade or public announcement.

(o) The Issuer will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

6. Free Writing Prospectuses.

(a) The Issuer agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuer that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuer, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Issuer with the Commission or retained by the Company under Rule 433, other than the Terms Communication in the form set forth in Schedule IV hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives or the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuer contained herein as of the Applicable Time and the Closing Date, to the accuracy of the statements of the Issuer made in any certificates pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, will have been filed in the manner and within the time period required by Rule 424(b); the Terms Communication and any other material required to be filed by the Issuer pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and, to the knowledge of the Issuer, no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, business, properties, results of operations or prospects of the Issuer and its subsidiaries taken as a whole which, in the judgment of a majority in interest of the Underwriters including Wachovia Capital Markets, LLC (“Wachovia”), is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of the Issuer by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including Wachovia, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including Wachovia, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Securities.

(c) The Issuer shall have requested and caused Morgan, Lewis & Bockius LLP, counsel to the Issuer, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) The Issuer is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the General Disclosure Package and the Final Prospectus;

(ii) Penn Natural is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the General Disclosure Package and the Final Prospectus; all of the issued and outstanding capital stock of Penn Natural has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of Penn Natural is beneficially owned by the Issuer free from liens, encumbrances and defects;

(iii) The Indenture has been duly qualified under the Trust Indenture Act. The Indenture has been duly authorized, executed and delivered by the Issuer and constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject (A) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and (B) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity, and except to the extent that a waiver of rights under any usury laws may be unenforceable;

(iv) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters as contemplated by this Agreement, will constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture, subject (A) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and (B) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity, and except to the extent that a waiver of rights under any usury laws may be unenforceable;

(v) The statements in the Base Prospectus under the caption “Description of Debt Securities” and the statements in the General Disclosure Package under the captions “Description of the Notes” and “Certain Material United States Federal Income Tax Considerations,” insofar as they constitute descriptions of the Indenture or the Securities or refer to statements of law or legal conclusions under New York, Pennsylvania corporate or federal law, constitute fair summaries thereof in all material respects;

(vi) Except for the registration of the securities certificate relating to the Securities by the PUC, which registration has been obtained by the PUC Order, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Issuer, except for such as may be required under state securities or blue sky laws (as to which state securities or blue sky laws we express no opinion), which, if not obtained or made, would not have a material adverse effect upon the financial condition, business, properties or results of operations of the Issuer;

(vii) The execution, delivery and performance of the Indenture and this Agreement, the issuance and sale of the Securities, and the consummation by the Issuer of the other transactions contemplated thereby will not (A) result in a violation of the certificate of incorporation or bylaws of the Issuer, (B) breach or result in a default under any provision of any agreement or instrument filed as an exhibit to any of the Issuer’s reports heretofore filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference into the Registration Statement, Preliminary Prospectus or Final Prospectus (other than as described in the General Disclosure Package and except for documents, agreements or other instruments that will be extinguished on the Closing Date), (C) result in a violation of any federal law of the United States or any law of the Commonwealth of Pennsylvania or any regulation thereunder, or (D) violate any judicial or administrative judgment, order or decree known to such counsel to which the Issuer is subject;

(viii) This Agreement has been duly authorized, executed and delivered by the Issuer;

(ix) Except as disclosed in the General Disclosure Package and the Final Prospectus, the Issuer possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and, to our knowledge, has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Issuer and its subsidiaries taken as a whole;

(x) The Issuer is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act;

(xi) The Registration Statement has become effective under the Act; any filing required pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial data contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Trust Indenture Act, and the rules and regulations thereunder; and

(xii) Each of the documents incorporated by reference in the Preliminary Prospectus and the Final Prospectus (other than the financial statements and other financial data contained or incorporated by reference therein, as to which such counsel need express no opinion), at the time it was filed with the Commission, appears on its face to have been appropriately responsive in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder.

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Issuer, representatives of the Underwriters and their counsel, representatives of the independent registered public accounting firms for the Issuer and PPL, and representatives of PPL, at which conferences the contents of the Registration Statement, General Disclosure Package and the Final Prospectus or related matters were discussed, and that, although such counsel has not independently verified and need not pass upon, or assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Final Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel’s attention which have led such counsel to believe that (i) any part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; (ii) the Final Prospectus, as of its date and the date of such opinion, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) the General Disclosure Package as of the Applicable Time, and the Terms Communication, as of the time it is delivered to investors, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of circumstances under which they were made, not misleading, it being understood that such counsel need express no opinion as to the financial statements or other financial data contained or incorporated by reference in the Registration Statement, the General Disclosure Package, the Final Prospectus and the Exchange Act Reports.

In rendering their opinions as aforesaid, such counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Issuer as to laws of any jurisdiction other than the United States or the States of New York and Pennsylvania; provided that (A) each such local counsel is reasonably acceptable to you and (B) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is, in form and substance, reasonably satisfactory to you and your counsel.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates (original counterparts of which shall be furnished to you) of officers and employees of the Issuer and upon information obtained from public officials, (B) rely wholly upon (without independent investigation) opinions of other counsel issued in connection with the transactions contemplated by this Agreement, (C) state that their opinion is limited to federal laws, New York law and Pennsylvania law, and (D) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine.

(d) The Representatives shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the General Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Issuer shall have furnished to the Representatives a certificate, signed by the President or any Vice President and a principal financial or accounting officer of the Issuer, dated the Closing Date, in which such officers, to their knowledge after reasonable investigation, certify to the effect that:

(i) no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Issuer’s knowledge, threatened;

(ii) the representations and warranties of the Issuer in this Agreement are true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively, and that the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(iii) subsequent to the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties, results of operations or prospects of the Issuer and its subsidiaries taken as a whole, except as set forth in the General Disclosure Package.

(f) The Issuer shall have requested and caused PricewaterhouseCoopers LLP and Ernst & Young LLP, the independent registered public accounting firms for the Issuer and for PPL, respectively, to have furnished to the Representatives, at the Applicable Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Underwriters), dated respectively as of the Applicable Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

(g) The Issuer and the Trustee shall have entered into the Supplemental Indenture and you shall have received counterparts, conformed as executed, thereof.

(h) To the Issuer’s knowledge, the Acquisition Order is not the subject of any appeal or other proceeding that would have a material adverse effect on the timely consummation of the Acquisition or the financial condition, business, properties, results of operations or prospects of the Issuer and its subsidiaries taken as a whole.

(i) Prior to the Closing Date, the Issuer shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled on the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Shearman & Sterling LLP, counsel for the Underwriters, at 599 Lexington Avenue, New York, New York 10022, on the Closing Date.

8. Indemnification and Contribution. (a) The Issuer will indemnify and hold harmless each Underwriter, its officers, partners, members, directors and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, as amended or supplemented, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus or the Final Prospectus (including the Exchange Act Reports incorporated by reference therein), in each case as amended or supplemented, or any Issuer Free Writing Prospectus or the information contained in the Terms Communication, in each case as amended or supplemented, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Issuer, its directors and officers and each person, if any, who controls the Issuer within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, as amended or supplemented, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus or the Final Prospectus (including the Exchange Act Reports incorporated by reference therein), in each case as amended or supplemented, or any Issuer Free Writing Prospectus or the information contained in the Terms Communication, in each case as amended or supplemented, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Preliminary and Final Prospectus furnished on behalf of each Underwriter: the table following the first paragraph, and the seventh, eighth and ninth paragraphs under the caption “Underwriting”; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Issuer’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Underwriters from the Issuer under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Issuer under this Section 8 shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer within the meaning of the Act or the Exchange Act.

9. Default by an Underwriter. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Securities, Wachovia may make arrangements satisfactory to the Issuer for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Securities and arrangements satisfactory to Wachovia and the Issuer for the purchase of such Securities by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Issuer, except as provided in Section 10. In any such case that does not result in a termination of this Agreement, the Issuer and the Underwriters may postpone the closing date for not longer than seven (7) days, in order that the required changes, if any, in the Final Prospectus or any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Termination; Certain Representations and Indemnities to Survive. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Issuer or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Issuer and the Underwriters pursuant to Section 8 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (i), (iii), (iv), (v), (vi), (vii) or (viii) of Section 7(b), the Issuer will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed, in the case of (i) Wachovia Capital Markets, LLC, at One Wachovia Center, 301 S. College Street, 6th Floor, Charlotte, North Carolina 28288-0613, Attention: Transaction Management Group (Facsimile No. (704) 383-9165), (ii) Citigroup Global Markets Inc., at 388 Greenwich St., New York, NY 10013, Attention: General Counsel (Facsimile No. (212) 816-7912), (iii) Credit Suisse Securities (USA) LLC, at Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD (Facsimile No. (212) 325-4296); in each case with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Lisa Jacobs, Esq.; and notices to the Issuer shall be directed to it at 460 North Gulph Road, King of Prussia, PA 19406, Attention: Treasurer (Facsimile No. (610) 992-3259), with a copy to Morgan, Lewis & Bockius LLP, 1111 Pennsylvania Avenue, N.W., Washington, D.C. 20004, Attention: Linda Griggs, Esq. (Facsimile No. (202) 739-3001).

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8(a) hereof, and no other person will have any right or obligation hereunder, except that holders of Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuer as if such holders were parties thereto.

13. Representation of Underwriters. You will act for the several Underwriters in connection with this purchase, and any action under this Agreement taken by you jointly or by Wachovia will be binding upon all the Underwriters.

14. No Fiduciary Duty. The Issuer acknowledges and agrees that: (a) the Representatives have been retained solely to act as principals in connection with the sale of the Issuer’s Securities and that no fiduciary, advisory or agency relationship between the Issuer and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Issuer on other matters; (b) the price of the Securities set forth in this Agreement was established by the Issuer following discussions and arms’ length negotiations with the Representatives and the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement or the Preliminary or Final Prospectus; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer and that the Representatives have no obligation to disclose such interests and transactions to the Issuer by virtue of any fiduciary, advisory or agency relationship; and (d) it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Issuer in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuer, including stockholders, employees or creditors of the Issuer.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. The Issuer hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated:

“Applicable Time” shall mean 5:31 p.m. (Eastern time) on the date of this Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Effective Date” shall mean each date and time that the Registration Statement, and any post-effective amendment or amendments thereto, became or becomes effective.

“Free Writing Prospectus” shall mean a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Securities and is made by means other than the Preliminary Prospectus or the Final Prospectus.

“General Disclosure Package” shall mean the Preliminary Prospectus, together with any Issuer Free Writing Prospectus existing at the Applicable Time, which constitute the information intended for general distribution to prospective investors, and are specified in Schedule II to this Agreement, the term sheet listing the final terms of the Securities and their offering, included in Schedule IV to this Agreement (which is referred to as the “Terms Communication”), and the offering price on the cover page of the Final Prospectus and the statements under the captions “Description of the Notes” and “Description of Debt Securities” in the Final Prospectus.

“Issuer Free Writing Prospectus” shall mean a Free Writing Prospectus prepared by the Issuer, used or referred to by the Issuer, or containing a description of the final terms of the Securities or of their offering, in the form retained in the Issuer’s records.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer and the several Underwriters.

Very truly yours,

UGI UTILITIES, INC.

By:
Name:
Title:

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

By: WACHOVIA CAPITAL MARKETS, LLC

By:

Name:

Title:

By: CITIGROUP GLOBAL MARKETS INC.

By:

Name:

Title:

By: CREDIT SUISSE SECURITIES (USA) LLC

By:

Name:

Title:

Acting on behalf of themselves

and as the Representatives of

the several Underwriters

SCHEDULE I

Principal Amount
of Securities to
Underwriters	be Purchased
Wachovia Capital Markets, LLC	$75,600,000
Citigroup Global Markets Inc.	$16,200,000
Credit Suisse Securities (USA) LLC	$16,200,000
Total	$108,000,000

SCHEDULE II

Contents of General Disclosure Package

1. Preliminary Prospectus, dated September 24, 2008.

2. Terms Communication, dated September 24, 2008, in the form set forth in Schedule IV.

SCHEDULE III

Issuer Free Writing Prospectus

1. Terms Communication, dated September 24, 2008, in the form set forth in Schedule IV.

SCHEDULE IV

FINAL TERM SHEET

UGI Utilities, Inc.

Issuer: UGI Utilities, Inc.
Security: 6.375% Senior Notes due 2013
Size: $108,000,000
Trade Date: September 24, 2008
Settlement Date: October 1, 2008 (T+5)
Maturity Date: September 30, 2013
Interest Payment Dates: March 30 and September 30, commencing March 30, 2009
Benchmark Treasury: UST 3.125% due August 31, 2013
Benchmark Treasury Yield: 2.909%
Benchmark Treasury Price: 100-31+
Spread to Benchmark Treasury: + 346.6 bp
Yield: 6.375%
Coupon: 6.375%
Price to Public: 100%
Make-Whole Call: T +50 bps
Ratings (Moody’s / Fitch)*: A3/A
CUSIP: 902691 AF1
Joint Book-Running Managers: Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC

*Ratings are as of September 22, 2008 and September 24, 2008, respectively. The securities ratings are made by the rating agencies and not the issuer or underwriters and a securities rating is not a recommendation by the rating agency, the issuer, or the underwriters to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wachovia Capital Markets, LLC at 1-800-326-5897, Citigroup Global Markets Inc. at 1-877-858-5407, or Credit Suisse Securities (USA) LLC at 1-800-221-1037.